Exhibit 99.1

Bulova Technologies Group, Inc. Announces 8-K of U.S. Army Material Command Award Contract Details

TAMPA, Fla.--(BUSINESS WIRE)--October 22, 2009--Bulova Technologies Group, Inc. (Pink Sheets:BLVT) (the “Company”) announced today that it has filed an 8-K which announced the contract awarded under solicitation number W52P1J08R0085 released on October 15, with the award notice of $41,125,000 to the wholly owned subsidiary Bulova Technologies Ordnance Systems, LLC. This contract award can be accessed through the FBO award notice for W52P1J08R0085:

https://www.fbo.gov/spg/USA/USAMC/DAAA09/Awards/W52P1J09D0066.html

Please visit our website at www.BulovaTechGroup.com for more information.

About Bulova Technologies Group, Inc.

Headquartered in Clearwater, Florida, Bulova Technologies Group, Inc. operates two facilities, Bulova Technologies Ordnance Systems in Mayo, FL and BT Manufacturing Company in Melbourne, FL. The headquarters also houses the Bulova Technologies Combat Systems Company which is a world leader in the international sale of military vehicles, weapons and munitions in support of the U.S. Department of Defense.

Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statement of Bulova Technologies Group officials are "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "believes," "anticipates," "intends," "plans," "expects," and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future Bulova Technologies Group actions, which may be provided by management, are also forward-looking statements as defined by the Act. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance, or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report. These statements are not guarantees of future performance and Bulova Technologies Group has no specific intention to update these statements.

CONTACT:
Bulova Technologies Group, Inc.
Beverly Mercer, 727-451-6560